Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS

OF

LIVE NATION ENTERTAINMENT, INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1 Offices. The corporation may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may from time to time require.

SECTION 1.2 Books and Records. The books and records of the corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.1 Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

SECTION 2.2 Special Meeting. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock and the Certificate of Designations filed by the corporation with respect thereto (collectively, a “Certificate of Designations”), and except as set forth in the corporation’s certificate of incorporation, as amended or restated (the “Certificate of Incorporation”), special meetings of the stockholders may be called only by the Chairman of the Board of Directors (the “Chairman of the Board”) or by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

SECTION 2.3 Place of Meeting. The Board of Directors or the Chairman of the Board may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal executive office of the corporation.

SECTION 2.4 Notice of Meeting. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of special meetings, the purpose or purposes, of such meeting, shall be delivered by the corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail, except as otherwise provided by law, by a form of electronic transmission (consented to by the stockholder to whom the notice is being given) or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation. Notice given by a form of electronic transmission shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to the stockholder entitled to receive notice, (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.6 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and, unless the Certificate of Incorporation otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the total voting power of all classes of the then-outstanding capital stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a separate class or series, the holders of a majority of the then-outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Attendance of a person at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened shall not constitute the presence of such person for the purposes of determining whether a quorum exists. The chairman of the meeting or the holders of shares representing a majority of the votes entitled to be cast by the holders of Voting Stock so present may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time.

SECTION 2.7 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary or his or her representative at or before the time of the meeting at which such proxy will be voted. No proxy shall be valid after eleven (11) months from the date of its execution. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

SECTION 2.8 Notice of Stockholder Business.

(A) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder present in person who (a)(i) was a beneficial owner of shares of the corporation both at the time of giving the notice provided for in this Section 2.8 and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with this Section 2.8 in all applicable respects or (b) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors. The foregoing clause (3) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.2 of these Bylaws. For purposes of this Section 2.8 and Section 2.9, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or (ii) a corporation or a limited liability company, any officer or person who functions as an officer, director, general partner or person who functions as an officer of the corporation or limited liability company or any officer, director, or general partner of any entity ultimately in control of the corporation or limited liability company. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.9 and Section 2.10 of these Bylaws, and this Section 2.8 shall not be applicable to nominations except as expressly provided in Section 2.9 and Section 2.10 of these Bylaws; provided, however, that terms defined in this Section 2.8 and used in Section 2.9 and Section 2.10 of these Bylaws shall have the meaning defined in this Section 2.8 unless otherwise provided.

(B) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (1) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (2) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of any annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered to the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the later of (a) the close of business on the ninetieth (90th) day prior to such annual meeting and (b) the close of business on the tenth (10th) day following the day on which public announcement of the date of such annual meeting was made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period for the giving of Timely Notice as described above.

(C) To be in proper form for purposes of this Section 2.8, a stockholder’s notice to the Secretary pursuant to this Section 2.8 shall be required to set forth:

(1) As to each Proposing Person (as defined below), (a) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records) and (b) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person in all events shall be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (a) and (b) are referred to as “Stockholder Information”);

(2) As to each Proposing Person, (a) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person, with respect to any shares of any class or series of shares of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (b) any rights to dividends on the shares of any class or series of shares of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (c)(x) if such Proposing Person is (i) a general or limited partnership, syndicate or other group, the identity of each general partner and each person who functions as a general partner of the general or limited partnership, each member of the syndicate or group and each person controlling the general partner or member and (ii) a corporation or a limited liability company, the identity of each officer and each person who functions as an officer of the corporation or limited liability company, each person controlling the corporation or limited liability company and each officer, director, general partner and person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company (each such person or persons set forth in the preceding clauses (i) and (ii), a “Responsible Person”), any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person and any material interests or relationships of such Responsible Person that are not shared generally by other record or beneficial holders of the shares of any class or series of the corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, any material interests or relationships of such natural person that are not shared generally by other record or beneficial holders of the shares of any class or series of the corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (d) any material equity interests or any Synthetic Equity Position in any principal competitor of the corporation held by such Proposing Person, (e) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the corporation (including, their names), (f) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (g) any other material relationship between such Proposing Person, on the one hand, and the corporation, any affiliate of the corporation or any principal competitor of the corporation, on the other hand, (h) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (i) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (a) through (i) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(3) As to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), (c) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (d) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (3) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(D) A Proposing Person shall update and supplement its notice to the corporation of its intent to propose business at an annual or special meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.8 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive office of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable, or any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(E) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.8. The chairman of the annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.8, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(F) Other than with respect to clause (A)(2) of this Section 2.8, this Section 2.8 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.8 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. This Section 2.8 shall not be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(G) For purposes of this Section 2.8, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(H) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

SECTION 2.9 Notice of Nominations to Directors.

(A) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (1) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (2) by a stockholder present in person (a)(i) who was a beneficial owner of shares of the corporation both at the time of giving the notice provided for in this Section 2.9 and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with this Section 2.9 and Section 2.10 as to such notice and nomination or (b) pursuant to and in accordance with Rule 14a-11. The foregoing clause (2) shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.

(B)(1) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting in lieu of an annual meeting (whether such nomination is made pursuant to Rule 14a-11 or otherwise), the stockholder must (a) provide notice thereof in writing and in proper form delivered to the Secretary at the principal executive office of the corporation (x) in the case of an annual meeting held within thirty (30) days of the preceding year’s annual meeting, not less than one hundred and twenty (120) days nor more than one hundred fifty (150) days prior to the mailing date of the proxy statement for the preceding year’s annual meeting in the case of an annual meeting, or (y) in the case of an annual meeting not held within thirty (30) days of the preceding year’s annual meeting or, in the case of a special meeting in lieu of an annual meeting, in the time specified in the 8-K to be issued by the corporation with respect to such meeting, which time shall be a reasonable period prior to the mailing of the corporation’s proxy materials and (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.9 and Section 2.10.

(2) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting (other than a nomination pursuant to Rule 14a-11 with respect to a special meeting in lieu of an annual meeting), the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive office of the corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.9 and Section 2.10 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.9. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to the Secretary at the principal executive office of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.8) of the date of such special meeting was first made.

(3) In no event shall any adjournment or postponement of an annual meeting or special meeting or the public announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C) To be in proper form for purposes of this Section 2.9, a stockholder’s notice to the Secretary pursuant to this Section 2.9 shall be required to set forth:

(1) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.8(C)(1), except that for purposes of this Section 2.9 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.8(C)(1));

(2) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.8(C)(2), except that for purposes of this Section 2.9 the term “Nominating Person shall be substituted for the term “Proposing Person” in all places it appears in Section 2.8(C)(2) and the disclosure with respect to the business to be brought before the meeting in Section 2.8(C)(2) shall be made with respect to the election of directors at the meeting; and

(3) As to each person whom a Nominating Person proposes to nominate for election as a director, (a) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.9 and Section 2.10 if such candidate for nomination were a Nominating Person, (b) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (c) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (d) a completed and signed questionnaire, representation and agreement as provided in Section 2.10(A).

For purposes of this Section 2.9, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any associate of such stockholder or beneficial owner or any other participant in such solicitation.

(D) A stockholder providing notice of any nomination (other than pursuant to Rule 14a-11) proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive office of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(E) In addition to the requirements of this Section 2.9 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

SECTION 2.10 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(A) To be eligible to be a nominee for election as a director of the corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.9. In addition, the Board of Directors may require the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, to have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors) to the Secretary at the principal executive office of the corporation (i) a completed written questionnaire (in a form provided by the corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in a form provided by the corporation) that such candidate for nomination (a) is not and, if elected as a director during his or her term of office, will not become a party to (I) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or (II) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (b) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director and (c) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

(B) The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the corporation in accordance with the Board of Directors Governance Guidelines.

(C) No person shall be eligible for nomination as a director of the corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.9 and this Section 2.10. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.9 and this Section 2.10, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the nominee in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(D) Notwithstanding anything in these Bylaws to the contrary, except as provided in Section 3.9, no person shall be eligible to be seated as a director of the corporation unless nominated and elected in accordance with this Section 2.10, as determined by a majority of directors on the Board of Directors then in office.

SECTION 2.11 Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, any Certificate of Designations or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of at least a majority of the total voting power of the Voting Stock actually present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. No stockholder shall be entitled to exercise any right of cumulative voting. Every reference in these Bylaws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock (or any one or more classes or series of Voting Stock) shall refer to such majority or other proportion of the votes to which such shares of Voting Stock entitle their holders to cast as provided in the Certificate of Incorporation.

SECTION 2.12 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 2.13 No Stockholder Action by Written Consent. Except as otherwise provided by a Certificate of Designations, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

SECTION 2.14 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1 General Powers. The business and affairs of the corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by a majority of the entire Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be apportioned, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is possible and designated Class I, Class II and Class III. Class I shall be elected for a term expiring at the annual meeting of stockholders to be held in 2010, Class II shall be elected for a term expiring at the annual meeting of stockholders to be held in 2011 and Class III shall be elected for a term expiring at the annual meeting of stockholders to be held in 2012. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, the number of directors added to or eliminated from each class shall be apportioned so that the number of directors in each class thereafter shall be as nearly equal as possible.

SECTION 3.3 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 3.4 Special Meetings. Special meetings of the Board of Directors shall be called by the Chairman of the Board, the Executive Chairman, the Chief Executive Officer or a majority of the Board of Directors then in office.

SECTION 3.5 Notice. Notice of any special meeting of directors shall be given to each director at his or her business or residence (as he or she may specify) in writing by hand delivery, first-class mail, overnight mail or courier service, confirmed facsimile transmission or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If given by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If given by telephone, hand delivery or confirmed facsimile transmission or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.6 of these Bylaws.

SECTION 3.6 Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.7 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.8 Quorum; Voting. Subject to Section 3.9, at all meetings of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, the directors present thereat may adjourn the meeting from time to time without further notice. Attendance of a director at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened shall not constitute the presence of such director for the purposes of determining whether a quorum exists. The act of a majority of directors present at a meeting at which there is a quorum shall be the act of the Board of Directors.

SECTION 3.9 Vacancies. Except as otherwise provided by a Certificate of Designations, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 3.10 Chairman/Vice Chairman. The full Board of Directors may elect a Chairman of the Board and a Vice Chairman of the Board of Directors (the “Vice Chairman of the Board”) from among the directors. The Chairman of the Board and the Vice Chairman of the Board may be removed from such capacity, but not in his or her capacity as a director, by a majority vote of the full Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors. The Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and of the Board of Directors. (In the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, the Board of Directors shall elect a chairman of the meeting.) The Vice Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors, or by the Chairman of the Board.

SECTION 3.11 Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

No committee shall have the power or authority in reference to any of the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (b) altering, amending or repealing any Bylaw, or adopting any new Bylaw.

SECTION 3.12 Removal. Except as otherwise provided by a Certificate of Designations, any director or the entire Board of Directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 80% of the total voting power of the Voting Stock.

SECTION 3.13 Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors, and of any committee thereof, and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the corporation.

SECTION 3.14 Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, that shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any directors from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

SECTION 4.1 Elected Officers. The elected officers of the corporation shall be a Chief Executive Officer, a President, an Executive Chairman, a Secretary, a Treasurer and such other officers (including, without limitation, one or more Vice Presidents, a Chief Operating Officer and a Chief Financial Officer) as the Board of Directors from time to time may deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors, or any committee thereof, may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors, or such committee, or by the Chief Executive Officer, as the case may be.

SECTION 4.2 Election and Term of Office. The elected officers of the corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Board of Directors or, except in the case of an officer or agent elected by the Board or by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4.3 Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall act in a general executive capacity and shall control the business and affairs of the corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board or if a Chairman of the Board and a Vice Chairman of the Board are not elected by the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and, if the Chief Executive Officer is a director, at all meetings of the Board of Directors. He or she may also preside at any such meeting attended by the Chairman of the Board if he or she is so designated by the Chairman of the Board. In the absence of the Chairman of the Board, he or she may also preside at any such meeting attended by the Vice Chairman of the Board if he or she is so designated by the Vice Chairman of the Board. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors fully informed and shall consult with them concerning the business of the corporation.

SECTION 4.4 President. The President shall have general supervision over strategic planning and implementation, administration and the accounting and finance operations of the corporation, and shall see that all resolutions of the Board of Directors are carried into effect. The President shall have such other duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these Bylaws. The President, in the absence or incapacity of the Chief Executive Officer, shall also perform the duties of that office. He or she may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He or she shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he or she shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 4.5 Executive Chairman. The Executive Chairman, if one is elected, shall be elected by and shall report directly to the Board of Directors and shall provide strategic advice to the Board, and shall have such other authority and powers as the Board of Directors may from time to time prescribe.

SECTION 4.6 Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

SECTION 4.7 Chief Operating Officer. The Chief Operating Officer, if one is elected, shall report to the Chief Executive Officer, in the event that he or she is also the President, or to the Chief Executive Officer and the President, in the event that he or she is not also the President, and shall have general supervision of the day-to-day operation of the activities of the corporation and shall perform such duties, and shall have such other authority and powers as the President (in the event that he or she is not also the Chief Executive Officer), the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Chief Operating Officer, with the approval of either the Chief Executive Officer or the President, shall have authority to execute instruments, documents, agreements and contracts, in the name of the corporation, to the same extent as the President or any Vice President.

SECTION 4.8 Chief Financial Officer. The Chief Financial Officer, if any, shall act in an executive financial capacity. He or she shall assist the Chief Executive Officer in the general supervision of the corporation’s financial policies and affairs.

SECTION 4.9 Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 4.10 Secretary. The Secretary shall keep, or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation, these Bylaws and as required by law; he or she shall be custodian of the records and the seal of the corporation; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. The Secretary, or any Assistant Secretary, shall have authority to affix and attest the seal to all stock certificates of the corporation (unless the seal of the corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the corporation under its seal.

SECTION 4.11 Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the entire Board of Directors whenever, in their judgment, the best interests of the corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer may be removed by him whenever, in his or her judgment, the best interests of the corporation would be served thereby. No elected officer shall have any contractual rights against the corporation for compensation by virtue of such election beyond the date of the election of his or her successor or his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 4.12 Vacancies. Any newly created elected office and any vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation or removal may be filled by the Chief Executive Officer.

ARTICLE V

STOCK

SECTION 5.1 Stock Certificates and Transfers. The interest of each stockholder of the corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the corporation may from time to time prescribe, or may be represented by uncertificated shares of stock. Subject to the satisfaction of any additional requirements specified in the Certificate of Incorporation, the shares of the stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by his or her attorney, and, in the case of certificated shares, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

Certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 5.2 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as described above; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.3 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the corporation or uncertificated shares of stock shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors, or any financial officer of the corporation, may in its, or his or her, discretion require.

SECTION 5.4 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of the State of Delaware.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1 Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

SECTION 6.2 Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 6.3 Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “Live Nation Entertainment, Inc.” The use of a seal or stamp by the corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

SECTION 6.4 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or any committee thereof.

SECTION 6.5 Reliance upon Books, Reports and Records. The Board of Directors, each committee thereof, each member of the Board of Directors and such committees and each officer of the corporation shall, in the performance of its, his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or documents presented to it or them by any of the corporation’s officers or employees, by any committee of the Board of Directors or by any other person as to matters that the Board, such committee, such member or such officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

SECTION 6.6 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6.7 Audits. The accounts, books and records of the corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, or a committee thereof, and it shall be the duty of the Board of Directors, or such committee, to cause such audit to be done annually.

SECTION 6.8 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

SECTION 6.9 Indemnification and Insurance.

(A) Each person who was or is made a party, or is threatened to be made a party to, or is involved, in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Section 6.9, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 6.9 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.9 or otherwise.

(B) To obtain indemnification under this Section 6.9, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting solely of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change in Control,” in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(C) If a claim under paragraph (A) of this Section 6.9 is not paid in full by the corporation within thirty (30) days after a written claim pursuant to paragraph (B) of this Section 6.9 has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct that makes it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, Independent Counsel or stockholders) to make a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D) If a determination is made pursuant to paragraph (B) of this Section 6.9 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Section 6.9.

(E) The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Section 6.9 that the procedures and presumptions of this Section 6.9 are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Section 6.9.

(F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.9 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, any agreement or vote of stockholders or Disinterested Directors, or otherwise. No repeal or modification of this Section 6.9 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(G) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Section 6.9, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(H) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section 6.9 with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

(I) If any provision or provisions of this Section 6.9 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 6.9 (including, without limitation, each portion of any paragraph of this Section 6.9 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.9 (including, without limitation, each such portion of any paragraph of this Section 6.9 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(J) For purposes of this Section 6.9:

(1) “Change in Control” means any of the following events:

(i) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership of shares representing at least a majority of the total voting power of the Voting Stock; or

(ii) Consummation by the corporation, in a single transaction or series of related transactions, of (A) a merger or consolidation involving the corporation if the stockholders of the corporation immediately prior to such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, at least a majority of the total voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or (B) a sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities or other consideration) of a majority or more of the assets or earning power of the corporation.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely because a majority or more of the total voting power of the Voting Stock is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the corporation or any of its subsidiaries or (b) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the corporation in the same proportion as their ownership of stock in the corporation immediately prior to such acquisition.

(2) “Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(3) “Independent Counsel” means a law firm, a member of a law firm or an independent legal practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Section 6.9.

(K) Any notice, request or other communication required or permitted to be given to the corporation under this Section 6.9 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

SECTION 6.10 Forum for Adjudication of Disputes. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivate action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine.

ARTICLE VII

CONTRACTS, PROXIES, ETC.

SECTION 7.1 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the Board of Directors may from time to time specify. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chief Executive Officer or such other persons as the Board of Directors may authorize may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the Board of Directors, the Chief Executive Officer or such other persons as the Board of Directors may authorize may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.

SECTION 7.2 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes that the corporation may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

SECTION 8.1 Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting; provided, however, that, in the case of amendments by the Board of Directors, notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the members of the Board of Directors shall be required to alter, amend or repeal any provision of the Bylaws, or to adopt any new Bylaw. Notwithstanding any other provision of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by the Certificate of Incorporation or by a Certificate of Designations, the affirmative vote of the holders of a majority of the total voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal any provision of the Bylaws, or to adopt any new Bylaw; provided, however, that the affirmative vote of the holders of at least 80% of the total voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal, or adopt any Bylaw inconsistent with, the following provisions of these Bylaws: Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.8, 2.9, 2.10, 2.11 and 2.13 of ARTICLE II; Sections 3.1, 3.2, 3.9 and 3.12 of ARTICLE III; Sections 6.9 and 6.10 of ARTICLE VI; and this Section 8.1 of ARTICLE VIII, or in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Bylaw).

Adopted as of June 15, 2011.